UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

ExamWorks Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34930

Delaware	27-2909425
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3280 Peachtree Road, N.E.

Suite 2625

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

(404) 952-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 13, 2014, ExamWorks Group, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) pursuant to which certain of the Company’s stockholders (the “Selling Stockholders”) agreed to sell to Deutsche Bank Securities Inc., as the sole underwriter, an aggregate of 3,096,274 shares of common stock of the Company, par value $0.0001 (the “Shares”), at a public offering price of $33.90 per share before underwriting discount and commissions. In addition, the selling stockholders have granted the underwriter a 30-day option to purchase up to an additional 464,443 shares of common stock. The Company will not receive any proceeds from the sale of the Shares in this offering.

The Underwriting Agreement contains customary representations, warranties, covenants and indemnification provisions. The Shares will be sold pursuant to an automatically effective registration statement on Form S-3ASR (File No. 333-195877) filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2014, relating to the public offering of the Shares pursuant to Rule 415 of the Securities Act of 1933, as amended, a preliminary prospectus supplement dated May 12, 2014 and a related final prospectus supplement dated May 13, 2014. The closing of the offering and delivery of the Shares are expected to take place on May 16, 2014, subject to the satisfaction of customary closing conditions.

Item 8.01.	Other Information.

On May 12, 2014 and May 13, 2014, the Company issued press releases announcing the commencement and pricing, respectively, of the underwritten transaction described in Item 1.01 above. A copy of each of these press releases is filed herewith as Exhibit 99.1and Exhibit 99.2, and both press releases are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 13, 2014, by and among ExamWorks Group, Inc., the selling stockholders named therein and Deutsche Bank Securities Inc.
99.1	Press Release, dated May 12, 2014.
99.2	Press Release, dated May 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExamWorks Group, Inc.

Date: May 14, 2014	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer and Senior
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 13, 2014, by and among ExamWorks Group, Inc., the selling stockholders named therein and Deutsche Bank Securities Inc.
99.1	Press Release, dated May 12, 2014.
99.2	Press Release, dated May 13, 2014.